UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 28, 2015

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant's telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to Material Contract

On July 28, 2015 in connection with the refranchising transaction described in Item 2.01 below, Jamba, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Asset Purchase Agreement (the “Purchase Agreement”), dated as of April 1, 2015, by and between the Company and Vitaligent, LLC (“Vitaligent”). In addition to modifying the purchase price as described in Item 2.01 below, the Amendment reduces the number of stores to be sold under the Purchase Agreement to 73.

The description of the Amendment is not complete and is qualified in its entirety by the actual terms of the Amendment, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the second fiscal quarter.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 28, 2015, the Company completed the refranchising of a group of Company-owned stores located in Northern California as part of its refranchising initiative. In connection with the refranchising transaction, the Company transferred, to one owner group operating two separate entities; Vitaligent – East Bay, LLC, and Vitaligent – NorCal, LLC, all machinery, equipment, computer hardware (including point of sale equipment), furniture, fixtures, tools, signs, other tangible personal property, all marketable inventory, cash on hand at each of the stores and all goodwill associated with the stores for a total purchase price of $25,000,000. The Purchase price comprises a $23,000,000 cash payment and a promissory note for $2,000,000 that matures on February 1, 2021. The promissory note bears basic interest at a rate of 3% per annum, plus payment-in-kind interest at a rate of 5.5% per annum. Vitaligent – East Bay, LLC, and Vitaligent – NorCal, LLC agreed to enter into the Company’s standard franchise agreement with a ten-year term in connection with entering into the transaction. The accompanying unaudited pro forma condensed consolidated financial statements give effect to the disposition of the assets in the above referenced refranchising transaction as well as other store dispositions closed to date during the current fiscal year.

Item 9.01. Financial Statements and Exhibits

(b)

Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of the Company, which reflect the disposition described in Item 2.01 and all other prior disposals under the Company’s refranchising initiative, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

(d)

  Exhibits

99.1

  Unaudited pro forma condensed consolidated financial statements of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: August 3, 2015

By:

/s/ Karen L. Luey

Karen L. Luey

Chief Financial Officer, Chief Administrative Officer,

Executive Vice President and Secretary